                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[_]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              WATERS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                                   April 2, 2001

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Waters Corporation ("Waters" or the "Company") on May 3, 2001 at 11:00 o'clock a.m., local time. The meeting will be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757.

     The matters scheduled to be considered at the meeting are (i) the election of directors of the Company and (ii) the amendment of the Company's Certificate of Incorporation to increase the number of shares of common stock which the Company is authorized to issue from 200,000,000 to 400,000,000 shares. These matters are more fully explained in the attached Proxy Statement which you are encouraged to read.

     The Board of Directors values and encourages stockholder participation. It is important that your shares be represented, whether or not you plan to attend the meeting. Please take a moment to sign, date and return your Proxy in the envelope provided even if you plan to attend the meeting.

     We hope you will be able to attend the meeting.


                                                     Sincerely,

                                                     Douglas A. Berthiaume
                                                     Chairman, President and
                                                     Chief Executive Officer

                              WATERS CORPORATION
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         Notice is hereby given that the Annual Meeting of Stockholders of Waters Corporation ("Waters" or the "Company") will be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757 on May 3, 2001 at 11:00 o'clock a.m., local time, for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected,

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of common stock, $.01 par value per share, which the Company is authorized to issue from 200,000,000 to 400,000,000 shares and

         3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

         In accordance with the provisions of the Company's bylaws, the Board of Directors has fixed the close of business on March 19, 2001 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

                                     By order of the Board of Directors

                                     Douglas A. Berthiaume
                                     Chairman, President and
                                     Chief Executive Officer


Milford, Massachusetts
April 2, 2001

                              WATERS CORPORATION
                                34 Maple Street
                         Milford, Massachusetts 01757
                                PROXY STATEMENT
                        Annual Meeting of Stockholders
                        May 3, 2001, 11:00 o'clock a.m.

         The Proxy is solicited by the Board of Directors of Waters Corporation ("Waters" or the "Company") for use at the 2001 Annual Meeting of Stockholders to be held on May 3, 2001 at 11:00 o'clock a.m. at the Company's headquarters located at 34 Maple Street, Milford, Massachusetts, 01757. Solicitation of the Proxy may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders following the original solicitation period. No additional compensation will be paid to such officers and regular employees for Proxy solicitation. Corporate Investor Communications, Inc. has been hired by the Company to do a broker solicitation for a fee of $4,000 plus reasonable out-of-pocket expenses. Expenses incurred in the solicitation of Proxies will be borne by the Company.

                                VOTING MATTERS

         The representation in person or by proxy of a majority of the outstanding shares of common stock of the Company, par value $.01 per share (the "Common Stock"), entitled to a vote at the meeting is necessary to provide a quorum for the transaction of business at the meeting. Shares can only be voted if the stockholder is present in person or is represented by a properly signed proxy (a "Proxy"). Each stockholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed Proxy card, which requires no postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

         Shares represented by Proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the Proxy card. If your Proxy card is signed and returned without specifying choices, your shares will be voted in favor of the proposals made by the Board of Directors, and as the individuals named as Proxy holders on the Proxy deem advisable on all other matters as may properly come before the meeting.

         Any stockholder giving the enclosed Proxy has the power to revoke such Proxy prior to its exercise either by voting by ballot at the meeting, by executing a later-dated Proxy or by delivering a signed written notice of the revocation to the office of the Secretary of the Company before the meeting begins. The Proxy will be voted at the meeting if the signer of the Proxy was a stockholder of record on March 19, 2001 (the "Record Date").

         Representatives of the Company's independent accountants (or independent auditors), PricewaterhouseCoopers LLP, are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

         On the Record Date, there were 130,439,242 shares of Common Stock outstanding and entitled to vote at the meeting. Each outstanding share of Common Stock is entitled to one vote. This Proxy Statement is first being sent to the stockholders on or about April 2, 2001. A list of the stockholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

                           MATTERS TO BE ACTED UPON



1.        Election of Directors

         The Board of Directors recommends that the stockholders vote FOR each nominee for director set forth below. Eight directors are to be elected at the meeting, each to hold office until his successor is elected and qualified or until his earlier resignation, death or removal. Each nominee listed below is currently a director of the Company. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for the nominees set forth below unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

         The following information pertains to the nominees, their principal occupations for the preceding five-year period, certain directorships and their ages as of April 2, 2001:

         Douglas A. Berthiaume, 52, has served as Chairman of the Board of Directors of the Company since February 1996 and has served as President, Chief Executive Officer and a Director of the Company since August 1994. From 1990 to 1994, Mr. Berthiaume served as President of the Waters Chromatography Division of Millipore Corporation, the predecessor business of the Company which was purchased in 1994. Mr. Berthiaume is a Director of the Children's Hospital Trust, the Analytical & Life Science Systems Association and Genzyme Corporation.

         Joshua Bekenstein, 42, has served as a Director of the Company since August 1994. He has been a Managing Director of Bain Capital, Inc. since January 1993 and a General Partner of Bain Venture Capital since its inception in 1987. Mr. Bekenstein is a Director of Sealy Corporation, Shoppers Drug Mart, and Bright Horizons Family Solutions, Inc.

         Michael J. Berendt, Ph.D., 52, has served as a Director of the Company since March 1998. Since November 2000, Dr. Berendt has served as Managing Director, Life Sciences Group, of AEA Investors Inc. ("AEA"). Prior to joining AEA, Dr. Berendt was Senior Vice President of Research for the Pharmaceutical Division of Bayer Corporation from November 1996 to November 2000. From January 1996 to November 1996, Dr. Berendt served as Vice President, Institute for Bone & Joint Disorders and Cancer, Bayer Corporation, Pharmaceutical Division. From October 1993 to January 1996, Dr. Berendt served as Director, Institute for Bone & Joint Disorders and Cancer, Bayer Corporation, Pharmaceutical Division. Prior to joining Bayer, Dr. Berendt served as Group Director of Drug Discovery at Pfizer, Inc., and was responsible for immunology pulmonary, inflammation and antibiotic research. Dr. Berendt has served as a member of the Board of Directors of Onyx Pharmaceuticals, Inc. and Myriad Genetics, Inc.

         Philip Caldwell, 81, has served as a Director of the Company since August 1994. Mr. Caldwell spent 32 years at Ford Motor Company where he served as Chairman of the Board of Directors and Chief Executive Officer from 1980 to 1985 and as a Director from 1973 to 1990. He served as a Director and Senior Managing Director of Lehman Brothers Inc. and its predecessor, Shearson Lehman Brothers Holdings, Inc. from 1985 to February 1998. Mr. Caldwell is also a Director of Mettler-Toledo International Inc., the Mexico Fund and Russell Reynolds Associates, Inc. Mr. Caldwell served as a member of the Zurich Financial Services Group U.S. Advisory Board. Mr. Caldwell has also served as a Director of the Chase Manhattan Bank, N.A., the Chase Manhattan Corporation, Digital Equipment Corporation, Federated Department Stores, Inc., Kellogg Company, CasTech Aluminum Group, Inc., Specialty Coatings International, Inc., American Guarantee & Liability Insurance Company, Zurich Holding Company of America, Inc. and Zurich Reinsurance Centre Holdings, Inc.

         Edward Conard, 44, has served as a Director of the Company since August 1994. Mr. Conard has been a Managing Director of Bain Capital, Inc. since March 1993. Mr. Conard was previously a Director of Wasserstein Perella and Company, an investment banking firm that specializes in mergers and acquisitions, and a Vice President of Bain & Company heading up the firm's operations practice area. Mr. Conard is a Director of Dynamic Details, Inc., ChipPAC, Inc., Medical Specialties Group, Inc., Alliance Laundry, Inc., US Synthetic, Inc., and Broder Brothers.

         Laurie H. Glimcher, M.D., 49, has served as a Director of the Company since January 1998. Dr. Glimcher has been a Professor of Immunology and Medicine at the Harvard School of Public Health and Harvard Medical School since 1990. Dr. Glimcher is a Director of Bristol-Myers Squibb Company.

         William J. Miller, 55, has served as a Director of the Company since January 1998. Mr. Miller is an Independent

Investor and Consultant. From April 1996 to November 1999, Mr. Miller served as Chief Executive Officer and Chairman of the Board of Avid Corporation and from September 1996 to January 1999, he served as President. From March 1992 to September 1995, Mr. Miller served as Chief Executive Officer of Quantum Corporation. From May 1992, Mr. Miller served as a member of the Board of Directors of Quantum Corporation and from September 1993 to August 1995, he served as Chairman of the Board of Directors. From 1981 to March 1992, he served in various positions at Control Data Corporation, most recently as Executive Vice President and President, Information Services. Mr. Miller is a Director of NVidia Corporation and ESPS, Inc.

         Thomas P. Salice, 41, has served as a Director of the Company since July 1994. Mr. Salice is President, Chief Executive Officer and a Director of AEA Investors Inc. ("AEA") and has served with AEA since June 1989. Prior to his association with AEA, Mr. Salice held positions in the investment banking divisions of First Boston Corp. and Lehman Brothers. Mr. Salice served on the Board of Directors of CasTech Aluminum Group and Manchester Tank & Equipment, and is currently a director of Mettler-Toledo International, Inc. and Sovereign Specialty Chemicals, Inc.

Required Vote; Recommendation of the Board of Directors

         With respect to the election of directors of the Company, the affirmative vote of a plurality of shares present in person or represented by Proxy, and entitled to vote on the matter, is necessary for the election of each of the nominees for director listed above (i.e. the nominees receiving the greatest number of votes cast will be elected). Withholding authority to vote for the election of a nominee will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will not be treated as votes cast for such nominee. A broker "non-vote" occurs when a broker, dealer, voting trustee, bank, association or other entity that exercises fiduciary powers holding shares for a beneficial owner does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" will not be treated as shares present and entitled to vote on the election of directors of the Company and will have no effect on the outcome of the vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR SET FORTH ABOVE.

2.       Approval of the Amendment to the Certificate of Incorporation


General

         The Company's Second Amended and Restated Certificate of Incorporation, as amended and currently in effect (the "Certificate"), provides that the Company's authorized capital stock shall consist of 200,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock. On February 27, 2001, the Board of Directors approved an amendment to the Certificate (the "Amendment") to increase the number of shares of Common Stock authorized for issuance under the Certificate by 200,000,000 shares, to a total of 400,000,000 shares. The text of the Amendment is set forth as Exhibit A to this Proxy Statement. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Delaware Secretary of State.

Purpose of the Proposed Amendment

         The Board of Directors believes that given the current market price for the Common Stock, it may be advisable at some point in the future to declare a stock dividend (which would have the same effect as a stock split) in order to lower the per share market price of the Common Stock, to increase its trading activity and to broaden its marketability. The proposed Amendment would provide the Company with a sufficient number of authorized but unissued shares of Common Stock to effect such a stock dividend and to accomplish other proper corporate purposes that may be authorized in the future. Such future activities may include, without limitation, raising equity capital, reserving additional shares of Common Stock for issuance under the Company's 1994 Amended and Restated Stock Option Plan, 1996 Long-Term Performance Incentive Plan, 1996 Employee Stock Purchase Plan, 1996 Non-Employee Director Deferred Compensation Plan and 1996 Non-Employee Director Stock Option Plan (collectively, the "Employee Stock Plans"), adopting additional employee stock plans and making acquisitions through the issuance of Common Stock. The Board of Directors has no immediate plans, understanding, agreements, or commitments to issue additional shares of Common Stock for any purpose.

         The Board of Directors believes that the proposed increase in the authorized Common Stock will make a sufficient number of shares available should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

Current Use of Shares

         As of the Record Date, the Company had approximately 130,439,242 shares of Common Stock outstanding and approximately 33,755,768 shares of Common Stock reserved for issuance under the Employee Stock Plans, of which, approximately 15,522,908 shares are covered by outstanding options and approximately 4,459,190 shares are available for grant or purchase. Therefore, the Company's total share requirement prior to the Amendment is 150,421,340 shares (the "Share Requirement"). In the event stockholder approval of the proposed Amendment is obtained, the Share Requirement would not change, unless, for example, the Board of Directors were to approve a stock dividend, as described below. Accordingly, in the absence of such a stock dividend, the Company would have a total of 400,000,000 authorized and 249,578,660 unissued, unreserved shares of Common Stock remaining available pursuant to its Certificate, as amended by the Amendment.

         If the Company were to effect, for example, a two-for-one stock split in the form of a stock dividend, each holder of the Common Stock would receive one additional share for each share held. In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options under the Employee Stock Plans would increase by 100% (and the exercise prices of outstanding options would correspondingly decrease by 50%). If the authorized number of shares of Common Stock were not increased, the Company would not have enough authorized but unissued shares of Common Stock to effect such a stock dividend as described. Were such a stock split to be effected, the Share Requirement would increase to 300,842,680 shares. Accordingly, following such a stock dividend, the Company would have 400,000,000 authorized and 99,157,320 unissued, unreserved shares of Common Stock available pursuant to the amended Certificate.

Possible Effects of the Proposed Amendment

         If the stockholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of Common Stock of the Company are then listed. Under the Certificate, the Company's stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Common Stock. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

         In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares of Common Stock to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of such an unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's stockholders to dispose of their shares of Common Stock at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Required Vote; Recommendation of the Board of Directors

         With respect to the amendment of the Certificate, the affirmative vote of a majority of shares outstanding as of the Record Date and entitled to vote on the matter is necessary for approval. Broker "non-votes" and abstentions will have the same effect as a vote against the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

3.       Other Business

         The Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

                      DIRECTORS MEETINGS AND COMPENSATION



Directors Meetings

         The Board of Directors held six meetings during the year ended December 31, 2000. The Audit Committee, which currently consists of Messrs. Bekenstein, Caldwell and Salice, oversees the activities of the Company's independent auditors, recommends the engagement of independent auditors, and performs certain other functions pursuant to its charter, a copy of which is attached to this proxy statement. The Compensation Committee, which currently consists of Messrs. Conard, Salice and Miller, approves the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels and administers the Company's incentive plans. There is no standing nominating committee. During fiscal year 2000, each of the Company's directors participated in excess of 75% of the aggregate of the meetings of the Board of Directors and the meetings of committees of the Board of Directors of which such director was a member. During fiscal year 2000, the Compensation Committee and the Audit Committee each met two times.

Report of the Audit Committee of the Board of Directors

The Company has a qualified Audit Committee of the Board of Directors. The Audit Committee, in conjunction with management and the independent accountants, focuses on the following items:

         1.  The adequacy of Company internal controls,

         2. The appropriateness of Company financial reporting and accounting processes,

         3. The independence and performance of the Company's independent auditors and

         4.  Company compliance with laws and regulations.

The Board of Directors has adopted a written charter setting out more specifically the functions that the Committee is to perform. A copy of the charter is attached to this Proxy as Exhibit B. The Committee held two meetings during the fiscal year ended December 31, 2000. The Directors who serve on the Committee are all "independent" as defined under the listing standards of the New York Stock Exchange. Company management has primary responsibility for the financial statements and reporting processes. The Company's independent auditors, PricewaterhouseCoopers L.L.P.

(PricewaterhouseCoopers), audit the annual financial statements and are responsible for expressing an opinion on their conformity with generally accepted accounting principles. The Committee hereby reports for the period ended December 31, 2000 that:

         1. It has reviewed and discussed the Company's audited financial statements for the period ended December 31, 2000 with management,

         2. It has discussed with PricewaterhouseCoopers those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees,

         3. It has received from and discussed with PricewaterhouseCoopers their written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committee and

         4. It has considered whether and determined that the provision of non-audit services to the Company by PricewaterhouseCoopers was compatible with maintaining auditor independence.

Based on the items reported above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

   Mr. Joshua Bekenstein            Mr. Philip Caldwell     Mr. Thomas P. Salice

Audit Fees:

         The aggregate fees for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

Audit Fees                                                         $346,000

Financial Information Systems / Design and Implementation Fees     None

All Other Fees
     Statutory Audit Fees                   $258,000
     Tax compliance and Tax Projects        $430,000
                                            --------
     Total Other Fees                                              $688,000

Compensation of Directors

         Directors who are full-time employees of the Company receive no additional compensation for serving on the Board of Directors or its committees. In 2000, outside Directors each received a retainer of $20,000 for the year, $1,000 for each Board meeting attended, $750 for each committee meeting attended; and, on January 2, 2001 outside directors received, with respect to services performed in 2000, an annual grant of 4,000 stock options under the Company's 1996 Non-Employee Director Stock Option Plan. For services performed in the year 2001, outside Directors each will receive a retainer of $20,000 for the year (other than the Chairman who, if an outside Director, will receive an annual fee of $30,000), $1,000 for each Board meeting attended, $750 for each committee meeting attended and an annual grant of 4,000 stock options under the 1996 Non-Employee Director Stock Option Plan. All directors are reimbursed for expenses incurred in connection with their attendance at meetings.

                            MANAGEMENT COMPENSATION

Summary Compensation Table

         The following Summary Compensation Table discloses, for the fiscal years indicated, individual compensation information on Mr. Berthiaume and the four other most highly compensated executive officers (collectively, the "named executives") who were serving as executive officers at the end of fiscal year 2000.

                                                                                                     Long Term
                                                                     Annual Compensation            Compensation
                                                             -----------------------------------    ------------
                                                                                                     Securities
                                                                                                     Underlying        All Other
                                                                           Salary      Bonus          Options        Compensation
Name and Principal Position                                  Fiscal Year     ($)        ($)             (#)              ($)
---------------------------                                  -----------   -------    ----------    ------------    ---------------
Douglas A. Berthiaume................................            2000      530,000    927,500(1)         100,000    21,188(2)(3)(4)
Chairman, President and Chief                                    1999      500,006    635,250(5)         140,000          38,105(7)
Executive Officer                                                1998      450,008    645,750(6)         200,000          36,179(7)

Arthur G. Caputo.....................................            2000      265,000    320,650(1)          50,000    12,640(2)(3)(4)
Senior Vice President,                                           1999      240,006    244,560(5)          80,000          16,159(7)
Worldwide Sales and Marketing                                    1998      210,002    272,160(6)         120,000          15,902(7)

Thomas W. Feller (8).................................            2000      230,000    278,300(1)               0       15,249(2)(3)
Senior Vice President,                                           1999      214,994    219,085(5)               0          13,023(7)
E-Business Initiative                                            1998      199,992    259,200(6)         120,000          17,511(7)

John R. Nelson.......................................            2000      275,000    332,750(1)          50,000    19,910(2)(3)(4)
Senior Vice President,                                           1999      249,990    254,750(5)          80,000          17,125(7)
Research, Development and                                        1998      220,012    285,120(6)         120,000          16,441(7)
Engineering

Philip S. Taymor.....................................            2000      265,000    320,650(1)          50,000    18,455(2)(3)(4)
Senior Vice President, Finance                                   1999      240,006    244,560(5)          80,000          15,628(7)
and Administration and                                           1998      210,002    272,160(6)         120,000          15,307(7)
Chief Financial Officer

-----------
(1) Reflects bonus earned under the Company's Management Incentive Plan in 2000 which was paid in 2001 and a supplemental management bonus as follows: Mr. Caputo $29,150, Mr. Feller $25,300, Mr. Nelson $30,250 and Mr. Taymor $29,150.

(2) Includes amounts contributed for the benefit of the named executive under the Waters 401(k) Restoration Plan in 2000 as follows: Mr. Berthiaume $13,454, Mr. Caputo $6,727, Mr. Feller $10,414, Mr. Nelson $13,537 and Mr. Taymor $12,862.

(3) Includes amounts contributed for the benefit of the named executive under the Waters Employee Investment Plan in 2000 as follows: Mr. Berthiaume $4,316, Mr. Caputo $4,707, Mr. Feller $4,835, Mr. Nelson $4,696 and Mr. Taymor $4,707.

(4) Includes amounts contributed for the benefit of the named executive under group term life insurance coverage in 2000 as follows: Mr. Berthiaume $3,418, Mr. Caputo $1,206, Mr. Nelson $1,677 and Mr. Taymor $886.

(5) Reflects bonus earned under the Company's Management Incentive Plan in 1999 which was paid in 2000.

(6) Reflects bonus earned under the Company's Management Incentive Plan in 1998 which was paid in 1999.

(7) Reflects amounts contributed for the benefit of the named executive in 1999 and 1998, respectively, under the Waters 401(k) Restoration Plan, the Waters Employee Investment Plan and for group term life insurance coverage.

(8)      Mr. Feller is scheduled to retire in fiscal year 2001.

Option Grants In Fiscal Year 2000

     The following table shows information regarding stock option grants to the named executives in fiscal year 2000:

                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                                                                                                    Price Appreciation For
                                                 Individual Grants                                   10-year Option Term
                                    ----------------------------------------------         -----------------------------------------
                                       Number Of            Percent Of
                                      Securities              Total
                                      Underlying             Options       Exercise
                                    Options Granted        To Employees     Price          Expiration
Name                                 Granted (#)(1)       In Fiscal Year    ($/SH)            Date         5% ($)         10% ($)
----                                 --------------       --------------   --------        ----------     ----------     -----------
Douglas A. Berthiaume...                 100,000               5.77%       $72.0625         12/07/10      $4,531,972     $11,484,907
Arthur G. Caputo........                  50,000               2.89%       $72.0625         12/07/10      $2,265,986     $ 5,742,453
Thomas W. Feller........                       0
John R. Nelson..........                  50,000               2.89%       $72.0625         12/07/10      $2,265,986     $ 5,742,453
Philip S. Taymor........                  50,000               2.89%       $72.0625         12/07/10      $2,265,986     $ 5,742,453

-----------

(1) Each option becomes exercisable with respect to 20% of the shares subject to the option on each of December 7, 2001, December 7, 2002, December 7, 2003, December 7, 2004 and December 7, 2005.

Aggregated Option Exercises, Holdings and Year End Values for Fiscal Year 2000

         The following table shows information regarding (i) the number of shares of Common Stock acquired upon exercise by the named executives of stock options in 2000 and the value realized thereby and (ii) the number and value of any unexercised stock options held by such executives as of December 31, 2000:


                                                                            Number of Securities          Value of Unexercised
                                             Shares                        Underlying Unexercised        In-the Money Options at
                                           Acquired on      Value           Options at FY-End (#)     FY-End closing price of $83.50
                                           Exercise (#)   Realized ($)     Exercisable/Unexercisable    Exercisable/Unexercisable
                                           ------------   ------------     -------------------------  ------------------------------
Douglas A. Berthiaume.............            650,000     $40,139,961         4,390,160/434,800         $347,975,637/$23,121,133
Arthur G. Caputo..................            400,000     $23,708,612           971,024/246,800         $ 75,330,534/$13,498,951
Thomas W. Feller..................            650,972     $34,476,348           112,800/132,800         $  7,781,250/$ 9,059,076
John R. Nelson....................            574,536     $32,387,218           920,304/246,800         $ 71,301,845/$13,498,951
Philip S. Taymor..................            400,000     $20,520,695           660,040/246,800         $ 50,629,075/$13,498,951

Waters Corporation Retirement Plans

         Substantially all full-time United States employees of Waters participate in the Waters Corporation Retirement Plan (the "Retirement Plan"), a defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code (the "Code"). The Retirement Plan is a cash balance plan whereby each participant's benefit is determined based on annual pay credits and interest credits made to each participant's notional account. In general, a participant becomes vested under the Retirement Plan upon completion of five years of service. The normal retirement age under the plan is age 65.

         Pay credits range from 4.0% to 9.5% of compensation, depending on the participant's amount of compensation and length of service with the Company. Compensation refers to pension eligible earnings of the participant (limited to $170,000 for 2000), which includes base pay, overtime, certain incentive bonuses, commissions and pre-tax deferrals, but excludes special items such as stock awards, moving expense reimbursements and employer contributions to retirement plans. Interest credits are based on the one year constant maturity Treasury bill rate on the last day of the preceding plan year plus 0.5%, subject to a 5% minimum and a 10% maximum rate.

         The Company also maintains a non-qualified, supplemental plan which provides benefits that would be paid by the Retirement Plan except for limitations on pensionable pay and benefit amounts currently imposed by the Code.

         The aggregate estimated annual benefit payable from the Retirement Plan and supplemental plan combined to Messrs. Berthiaume, Caputo, Feller, Nelson and Taymor upon normal retirement is $185,000, $110,000, $40,000, $71,000 and
$141,000, respectively. As of December 31, 2000, Messrs. Berthiaume, Caputo, Feller, Nelson and Taymor had approximately 20, 23, 24, 24 and 20 years of credited service, respectively, under the Retirement Plan.

         The aggregate estimated annual normal retirement benefits are based on actual 2000 eligible compensation, including bonus paid in 2000. Future eligible compensation is assumed to equal January, 2001 rate of pay and future interest credits are assumed to be 5.0%.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee currently consists of Mr. Edward Conard, Mr. Thomas Salice and Mr. William Miller. Prior to the Company's initial public offering, each of Mr. Conard and Mr. Salice also served as an officer of the Company.

Compensation Committee Report

         The Compensation Committee of the Board of Directors is responsible for administering the compensation of senior executives of the Company and is comprised of three independent non-employee directors.

         The Compensation Committee's compensation philosophy is to focus management on achieving financial and operating objectives which provide long-term stockholder value. The Company's executive compensation programs are designed to align the interest of senior management with those of the Company's stockholders. There are three key components of executive compensation: base salary, senior management incentive bonus (annual incentive), and long-term performance incentive. It is the intent of these programs to attract, motivate and retain senior executives. It is the philosophy of the Compensation Committee to allocate a significant portion of cash compensation to variable performance-based compensation in order to reward executives for high achievement.

 Base Salary

         The base salaries for senior executives are reviewed annually by the Compensation Committee. Salaries are based upon a combination of factors including past individual performance, competitive salary levels and an individual's potential for making significant contributions to future Company performance. Increases to senior executives' base salaries in fiscal year 2000 were determined by the Compensation Committee after subjective consideration of the Company's financial performance in fiscal year 1999, individual position and responsibilities, and general and industry market surveys for comparable positions.

 Annual Incentive

         The Management Incentive Plan is the variable pay program for officers and other senior executives of the Company. The purpose of the Management Incentive Plan is to provide added motivation and incentive to senior executives to achieve operating results based on operating budgets established at the beginning of the fiscal year. The Compensation Committee evaluates the audited results of the Company's performance against previously established performance targets in order to determine the individual bonuses under the Management Incentive Plan. The Company achieved a level of performance required to pay bonuses for fiscal year 2000 based upon overall Company performance.

         In addition, the Compensation Committee made a small supplemental bonus payment to certain senior executives in recognition of the outstanding performance of Waters Corporation during 2000.

 1996 Long-Term Performance Incentive Plan

         Stock options are an important component of senior executive compensation and the 1996 Long-Term Performance Incentive Plan has been designed to motivate senior executives and other key employees to contribute to the long-term growth of stockholder value. Under the 1996 Long-Term Performance Incentive Plan and the 1994 Amended and Restated Stock Option Plan, stock options were granted to the Company's senior executives and other key individuals. The Compensation Committee authorizes awards under the plan based upon recommendations from the Company's Chief Executive Officer.

Other Compensation

         The Company's senior executives are also eligible to participate in other compensation plans that are generally offered to other employees, such as the Company's investment and savings plan, retirement plan, the employee stock purchase plan and the supplemental employee retirement plan.

 Chief Executive Compensation

         Mr. Berthiaume's 2000 annual base salary was based on the Compensation Committee's evaluation of the Company's overall performance and the salaries and compensation practices of peer companies of comparable size. After considering these factors, the Compensation Committee elected to increase Mr. Berthiaume's annual base salary for fiscal year 2000 to $530,000. Under the Management Incentive Plan, the Compensation Committee awarded Mr. Berthiaume a bonus of $927,500 for fiscal year 2000 based upon the Company's performance as compared to pre-established criteria and targets. Mr. Berthiaume received a stock option grant of 100,000 shares based on the subjective consideration described under the 1996 Long Term Performance Incentive Plan.

 Limit on Deductible Compensation

         The Compensation Committee has considered the application of Section 162(m) of the Internal Revenue Code to the Company's compensation practices.
Section 162(m) generally limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as performance-based compensation. The annual cash compensation paid to individual executives during fiscal year 2000 (excluding exempt performance-based compensation) did not reach the $1 million threshold. It is believed that payments under the Management Incentive Plan and the stock incentive plans of the Company qualify as performance-based compensation. The Compensation Committee does not believe any further action is necessary in order to comply with Section 162(m). From time to time, the Compensation Committee will reexamine the Company's compensation practices and the effect of Section 162(m).

       Mr. Edward Conard       Mr. William Miller     Mr. Thomas Salice

Performance Graph

         The following graph compares the cumulative total return on $100 invested as of December 29, 1995 (the last day of public trading of the Common Stock in fiscal year 1995) through December 29, 2000 (the last day of public trading of the Common Stock in fiscal year 2000) in the Common Stock of the Company, the NYSE Market Index and the SIC Code 3826 Index. The return of the indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends since its initial public offering. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                  COMPARISON OF CUMULATIVE TOTAL RETURN SINCE
                 DECEMBER 29, 1995, AMONG WATERS CORPORATION,
    NYSE MARKET INDEX AND SIC CODE 3826--LABORATORY ANALYTICAL INSTRUMENTS

                                     --------------------------------- FISCAL YEAR ENDING -------------------------------
COMPANY/INDEX/MARKET                 12/29/1995     12/31/1996     12/31/1997     12/31/1998     12/31/1999    12/29/2000
Waters Co                              100.00         166.44         208.91         478.08         580.82        1830.14

Analytical Instruments                 100.00         119.67         141.97         178.27         288.43         453.27

NYSE Market Index                      100.00         120.46         158.48         188.58         206.49         211.42

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The table below sets forth certain information regarding beneficial ownership of Common Stock as of March 19, 2001, by each person or entity known to the Company who owns of record or beneficially five percent or more of the Common Stock, by each named executive officer and director nominee and all executive officers and director nominees as a group.


                                                                                                                     Percentage of
                                                                                               Number of Shares       Outstanding
Name                                                                                          Of Common Stock(1)     Common Stock(1)
----                                                                                          ------------------     ---------------
5% Stockholders
  Putnam Investments, Inc....................................................                     10,241,062               7.85%
      One Post Office Square
      Boston, Massachusetts 02109
  FMR Corp...................................................................                      8,235,204               6.31%
      82 Devonshire Street
      Boston, Massachusetts 02109
Directors and Executive Officers
  Douglas A. Berthiaume (2)(3)...............................................                      6,974,648               5.17%
  Arthur G. Caputo (2)(11)...................................................                      1,352,525               1.03%
  Thomas W. Feller (2)(4)....................................................                        459,852                 *
  John R. Nelson (2).........................................................                        928,604                 *
  Philip S. Taymor (2)(5)(6).................................................                        706,120                 *
  Joshua Bekenstein (2)(7)(8)................................................                         17,069                 *
  Michael J. Berendt, Ph.D. (2)..............................................                          2,400                 *
  Philip Caldwell (2)(7)(8)(9)...............................................                        122,683                 *
  Edward Conard (2)(7)(10)...................................................                         14,931                 *
  Dr. Laurie H. Glimcher (2).................................................                          6,100                 *
  William J. Miller (2)(7)(10)...............................................                          8,909                 *
  Thomas P. Salice (2)(7)(8)(10).............................................                          6,277                 *
  All Directors and Executive Officers as a group (15 persons)...............                     12,934,629               9.32%

* represents less than 1% of the total.

1. Figures are based upon 130,439,242 shares of Common Stock outstanding as of March 19, 2001. The figures assume exercise by only the stockholder or group named in each row of all options for the purchase of Common Stock held by such stockholder or group which are exercisable within 60 days of March 19, 2001.

2. Includes share amounts which the named individuals have the right to acquire through the exercise of options which are exercisable within 60 days of March 19, 2001 as follows: Mr. Berthiaume 4,390,160, Mr. Caputo 871,024, Mr. Feller 112,800, Mr. Nelson 845,304, Mr. Taymor 460,040,
     Mr. Bekenstein 8,800, Mr. Berendt 2,400, Mr. Caldwell 8,800, Mr. Conard 8,800, Dr. Glimcher 6,100, Mr. Miller 6,400 and Mr. Salice 2,400.

3. Includes 69,000 shares held by Mr. Berthiaume's wife, 876,314 shares held in a family trust, 26,950 shares held in Mr. Berthiaume's 401K Plan and 5,524 shares held in the GST Trust account. Mr. Berthiaume disclaims beneficial ownership for the shares held by his wife and the shares held in the GST Trust account. The trustees of the GST Trust are his spouse and another reporting person of the Company.

4. Includes 79,668 shares held by Mr. Feller's wife, for which shares he disclaims beneficial ownership.

5. Includes 77,420 shares held by Mr. Taymor's wife, for which shares he disclaims beneficial ownership.

6. Reporting person was named a trustee of a trust established by another reporting person of the Company.

7. Reporting person elected to receive deferred compensation in the form of phantom stock: Mr. Bekenstein 4,269 shares, Mr. Caldwell 6,755 shares, Mr. Conard 6,131 shares, Mr. Miller 2,509 shares and Mr. Salice 3,877 shares.

8.   Member of the Audit Committee.

9. Includes 107,128 shares held in trust for Mr. Caldwell's wife, for which shares he disclaims beneficial ownership.

10.  Member of the Compensation Committee.

11. Includes 57 shares held in Mr. Caputo's 401K Plan account and 1,840 shares held by his daughters, for which shares he disclaims beneficial ownership.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Employment Agreements

     None of the executive officers have employment agreements with the Company or any of its affiliates. None of them have any agreements entitling them to termination or severance payments upon a change in control of the Company, nor a change in the named executive's responsibilities following a change of control. However, each of the named executive officers is party to a Management Subscription Agreement with the Company, pursuant to which each named executive officer has purchased shares of Common Stock. Each executive officer is also the grantee of certain stock options from the Company under one or more Stock Option Agreements. Pursuant to the terms of such agreements, the stock purchased under such agreements or available upon exercise of the options may be subject to repurchase by the Company at the end of such executive's employment with the Company. The Management Subscription Agreements and the Stock Option Agreements also impose certain additional restrictions upon the executive, including confidentiality obligations, assignment of the benefit of inventions and patents to the Company, a requirement that the executive devote his or her exclusive business time to the Company, and noncompete restrictions which extend in certain cases, depending on the basis on which his or her employment is terminated, for a period of up to 24 months following his or her termination date.

Loans to Executive Officers

     The Company has made loans, in an aggregate principal amount of $2,342,332 to certain executive officers of the Company. These loans are full recourse loans and are secured by a pledge of certain of the shares of Common Stock owned by such executive officers. In 1998, Thomas W. Feller, Senior Vice President, E-Business Initiative, repaid loans amounting to $280,442. In 1999, Douglas A. Berthiaume, Chairman, President and Chief Executive Officer repaid loans amounting to $743,858 and John R. Nelson, Senior Vice President, Research, Development and Engineering repaid loans amounting to $233,712. In 2000, Brian
K. Mazar, Senior Vice President, Human Resources and Investor Relations repaid loans amounting to $282,472 and Devette Russo, Senior Vice President, Chromatography Consumables Division, repaid loans amounting to $240,940. In 2001, Philip S. Taymor, Senior Vice President and Chief Financial Officer and Arthur Caputo, Senior Vice President, Worldwide Sales and Marketing, each repaid loans amounting to $280,454. The payments by these executive officers repaid in full the outstanding principal amounts and accrued interest.

Indemnification of Directors and Officers

     The Company has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in the Certificate and Amended and Restated Bylaws.

                      SECTION 16(A) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

         The federal securities laws require the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission, the New York Stock Exchange and the Secretary of the Company initial reports of ownership and reports of changes in ownership of the Common Stock.

         To the Company's knowledge, based solely on review of the copies of such reports and written representations furnished to the Company that no other reports were required, all but one of the Company's officers, directors and greater-than-ten-percent beneficial owners made all required filings during the fiscal year ended December 31, 2000. Thomas Salice completed a series of transactions in August 2000. Reports for transactions in that series were filed on a timely basis except for one inadvertent omission which was subsequently corrected.

                             STOCKHOLDER PROPOSALS

         Proposals of stockholders to be presented at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 2, 2001 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. It is anticipated that the 2002 Annual Meeting will be scheduled on or about May 3, 2002.

                                   EXHIBIT A
                                   ---------


                           CERTIFICATE OF AMENDMENT
                                      OF
           SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                              WATERS CORPORATION

     WATERS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify, pursuant to
Section 242 of the General Corporation Law of the State of Delaware, that:

     FIRST: The name of the Corporation is Waters Corporation.

     SECOND: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on December 6, 1991.

     THIRD: The Second Amended and Restated Certificate of Incorporation, as amended, of the Corporation is further amended to effect a change in Article FOURTH thereof, relating to the authorized capital stock of the Corporation, accordingly the first paragraph of Article FOURTH of the Second Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

            The total number of shares of all classes which the Corporation shall have the authority to issue is Four Hundred Five Million (405,000,000) shares, all with a par value of One Cent ($.01) per share, of which Five Million (5,000,000) shares shall be designated as Preferred Stock, and Four Hundred Million (400,000,000) shares shall be designated as Common Stock.

     FOURTH: This amendment of the Second Amended and Restated Certificate of Incorporation has been duly adopted by the vote of the Board of Directors of the Corporation, at a duly called Regular Meeting of the Board, and thereafter duly adopted by the vote of the Corporation's stockholders at the Annual Meeting of Stockholders.

     FIFTH: This amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Waters Corporation has caused this certificate to be signed by Douglas A. Berthiaume, its Chairman, President and Chief Executive Officer, and attested by Victor J. Paci, its Secretary, as of this day of May, 2001.

                                       WATERS CORPORATION
                                       By:

                                             Chairman, President and
                                             Chief Executive Officer

ATTEST:
By:


        Secretary

                                   EXHIBIT B
                                   ---------


                            AUDIT COMMITTEE CHARTER
                            OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

PURPOSE
-------

The purpose of the Audit Committee is to assist the Board of Directors in ensuring that management is maintaining internal controls adequate to provide reasonable assurance that assets are safe-guarded, transactions are properly executed and recorded, generally accepted accounting principles are consistently applied, and that there is compliance with corporate policies for conducting business. The Committee shall perform such functions, exercise such powers, and consult with such persons as may be required to fulfill the responsibilities of the Committee or additional responsibilities, which may be delegated to it from time to time by the Board of Directors.

COMPOSITION
-----------

The Committee shall consist of no fewer than three members of the Board of Directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the members' exercise of independent judgment, as prescribed by the applicable laws, regulations and rules of the Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE). All members of the Committee shall have a working familiarity with basic finance and accounting practices and a least one member of the Audit Committee shall have accounting or related financial management expertise, as in conformity with the applicable SEC and NYSE laws, regulations and rules. The chairperson and members shall be appointed by the Board of Directors and shall serve an annual term.

AUDIT COMMITTEE AUTHORITY AND SPECIFIC DUTIES
---------------------------------------------

The Audit Committee will meet periodically (normally two times annually) with representatives of management and the external auditors to review, oversee, approve, or take other action, as appropriate, with respect to various items detailed below. The external auditors for the Corporation are ultimately accountable to the Board of Directors of the Corporation and the Committee.

          A.  External Audit
              --------------

              1. Consider corporate management's recommendations regarding the appointment of external auditors (or independent accountants or independent auditors). The Committee shall select and recommend to the Board of Directors for approval of the engagement, on behalf of the Corporation, the independent accountants to audit the books of account and other records of the Corporation.

              2. Review the proposed scope of the annual audit and significant variations that arise in the course of the examination.

              3. Review the external auditors' internal control letter and responses by corporate management.

              4. Approve fees related to the annual external audit and subsequent variations.

              5. Review the independence of the external auditors and ensure that the auditors submit on a periodic basis to the Committee a formal statement delineating all relationships between the auditors and the

                  Corporation. The Committee shall actively engage in discussion with the auditors with respect to any relationships or services that may impact their objectivity and independence.

              6.  Review the performance of the external auditors.

          B.  Financial Reporting
              -------------------

              1. Review the accounting policies and practices and significant judgments that may affect the financial statements of the Corporation, and the selection made from among alternative accounting treatments.

              2. Consider changes in accounting standards that may significantly affect financial reporting practices.

              3. Review, with financial management and the independent auditors, the Corporation's quarterly financial results prior to the release of earnings and/or the filing or distribution of the Corporation's quarterly financial statements. Discuss any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors. The Chairman of the Committee (or an alternate if necessary) may represent the entire Audit Committee for purposes of this review.

              4. Transmit to the Board of Directors, after the close of each fiscal year, financial statements certified by such independent accountants.

          C.  Controls
              --------

              1. Assess the effectiveness of the system of internal controls, including the security of tangible and intangible corporate assets and the security of computer systems and facilities.

              2. Review any significant instances of employee defalcation and violations of Corporate policies and procedures, including compliance with environmental requirements.

At regularly scheduled meetings, and at any other times when they believe it necessary, the external auditors, and senior financial management, will meet with the Committee privately and confidentially to notify or advise it concerning any circumstances which they believe require the special attention of the Committee.

OTHER COMMITTEE ACTIVITIES
--------------------------

          1. The Committee may, at its discretion, request management, the external auditors, or other persons with specific competence, including outside counsel, to undertake special projects or investigations which it deems necessary to fulfill its responsibilities.

          2. The Committee will be informed by senior financial management of the rationale for securing audits or second opinions from accounting firms other than the Corporation's independent public accountants.

          3. The Committee will assess and review annually the adequacy of the charter.

          4. The Committee will provide its report required to be included in the Corporation's annual proxy statement.

1444-PS-01

                                 [LETTER HEAD]

Waters
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398


------------------                                  -----------------
Vote by Telephone                                   Vote by Internet
------------------                                  -----------------
It's fast, convenient, and immediate!               It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:                       Follow these four easy steps:

 1. Read the accompanying Proxy                      1. Read the accompanying Proxy
    Statement and Proxy Card.                           Statement and Proxy Card.

 2. Call the toll-free number                        2. Go to the Website
    1-877 PRX-VOTE (1-877-779-8683) For                 http://www.eproxyvote.com/wat
    shareholders residing outside the United
    States call collect on a touch-tone phone
    1-201-536-8073.

 3. Enter your 14-digit Voter Control Number         3. Enter your 14-digit Voter Control Number
    located on your Proxy Card above your name.         located on your Proxy Card above your name.

 4. Follow the recorded instructions.                4. Follow the instructions provided.

 Your vote is important!                             Your vote is important!
 call 1-877-PRX-VOTE anytime!                        Go to http://www.eproxyvote.com/wat anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet


                                  DETACH HERE


[X]Please mark
   votes as in
   this example.

Please sign, date and return your proxy in the envelope provided even if you plan to attend the meeting.
1. To elect a Board of Directors for the ensuing year and until their successors are elected.

                                                                                                           FOR    AGAINST   ABSTAIN
 Nominees: (01) Joshua Bekenstein, (02) Michael J. Berendt, Ph.D.,         2. To approve an amendment to    [_]      [_]       [_]
(03) Douglas A. Berthiaume, (04) Philip Caldwell, (05) Edward Conard,         the Company's Certificate of
(06) Laurie H. Glimcher, M.D., (07) William J. Miller and (08) Thomas         Incorporation to increase the
P. Sallce                                                                     number of shares of common stock,
                                                                              $.01 par value per share, which
       FOR     [_]  [_]WITHHELD                                               the Company is authorized to issue
       ALL             FROM ALL                                               from 200,000,000 to 400,000,000
    NOMINEES           NOMINEES                                               shares

[_]____________________________________________                            3. To consider and act upon any other matters which may
   For all nominees except as noted above                                     properly come before the meeting or any adjournment
                                                                              thereof.

                                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [_]


                                                                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING         [_]


                                                                           (If signing as attorney, executor, trustee or guardian,
                                                                            please give your full title as such. If shares are held
                                                                            jointly, each holder should sign.)



Signature:___________________________________  Date:______________ Signature:_____________________________  Date:________________

Waters

               The Officers and Directors of Waters Corporation
                        cordially invite you to attend
                      the Annual meeting of Stockholders
              to be held at Waters Corporation, 34 Maple Street,
         Milford, Massachusetts on Thursday May 3, 2001 at 11:00 a.m.

                             Douglas A. Berthiaume

                         /s/ Douglas Berthiaume

                Chairman, President and Chief Executive Officer

            (FOR RECORDED DIRECTIONS TO WATERS, CALL 508 482-3314)

                                  DETACH HERE

                                     PROXY

                               WATERS CORPORATION

               FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 3, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Douglas A. Berthiaume and Philip S. Taymor, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of the Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR THE PROPOSAL IN ITEM 2, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE